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                      CONSENT OF INDEPENDENT ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Pegasus Communications Corporation on Form S-1 of our report dated April 26, 1996 on the DBS Operations of Harron Communications Corp. appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.





/s/  Deloitte & Touche LLP
- ---------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


June 3, 1996